Towerstream Closes Acquisition of Sparkplug Communications Inc.'s Chicago and Nashville Business Assets

MIDDLETOWN, R.I., April 16, 2010 – Towerstream (NASDAQ: TWER), a leading high-speed wireless Internet service provider, announced that it has closed the acquisition of Sparkplug Communications’ Chicago, Illinois and Nashville, Tennessee business assets.  The acquisition expands Towerstream’s presence in Chicago, introduces Nashville as the Company’s 11th market nationally, and will add approximately $1.3 million to the annual revenue base.  The Company purchased all customer contracts, network infrastructure, and related assets in a transaction valued at $1.6 million in cash and common stock.

“Our ability to quickly close this transaction will enable us to begin recognizing revenues generated from the acquired customer base,” stated Jeff Thompson, President and Chief Executive Officer.  “We have designed a plan to quickly integrate Sparkplug’s ten Points of Presence (PoPs) in Chicago into our existing network.  We plan to leverage our expanded market coverage to increase our scale and accelerate growth of our high margin recurring business.”

“Once fully integrated, the added revenue base should enable us to achieve Adjusted EBITDA profitability on a corporate level,” noted Joseph Hernon, Chief Financial Officer.  “Looking ahead, we will remain focused on a growth strategy that balances continued organic growth in our existing markets with efforts to identify other synergistic and accretive acquisitions.”

Non-GAAP Measures

The term "Adjusted EBITDA" is a measurement used by Towerstream to monitor business performance and is not a recognized measure under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned in using or relying upon this measure as an alternative to a recognized GAAP measure. Our method of calculating this measure may differ from other issuers and, accordingly, may not be comparable to a similar measure presented by other issuers. We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, gain or loss on disposal of property and equipment, gain or loss on derivative instruments, and other non-operating income or expenses. Adjusted EBITDA for a market also excludes corporate overhead expenses and other centralized costs.

About Towerstream Corporation

Towerstream is a leading wireless Internet service provider in the U.S., delivering high-speed Internet access to businesses. Founded in 2000, the Company has established networks in ten markets including New York City, Boston, Los Angeles, Chicago, the San Francisco Bay Area, Miami, Seattle, Dallas-Fort Worth, Philadelphia and the greater Providence area where the Company is based. The Company was the first carrier selected to join the WiMAX Forum to assist leading vendors in establishing industry compliance with international broadband wireless access standards and cross-vendor interoperability. Towerstream was awarded two 2008 Telephony Innovation Awards for Most Innovative Broadband Wireless Service and Most Innovative Small Business Service and the Best of WiMAX World 2008 Service Provider Deployment Award for its New York City network.

•	For a map of the regions covered by Towerstream's service, please visit: http://www.towerstream.com/index.asp?ref=service_areas.

•	For sales inquiries, please call 866-848-5848; or visit: http://www.towerstream.com/index.asp?ref=support.

•	Visit Towerstream CEO Jeff Thompson's blog at: http://blog.towerstream.com/.

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Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations.  Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Seth Potter
ICR Inc.
646-277-1230
Seth.Potter@icrinc.com

MEDIA CONTACT:
Todd Barrish
LaunchSquad Public Relations
212-564-3665
todd@launchsquad.com